As filed with the Securities and Exchange Commission on September 8, 1997
                                                  Registration No. 333-_________
================================================================================
                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                                    FORM S-8
                          REGISTRATION STATEMENT UNDER
                           THE SECURITIES ACT OF 1933

                         Advanced Polymer Systems, Inc.
             ------------------------------------------------------
             (Exact Name of Registrant as Specified in Its Charter)

         Delaware                                           94-2875566
         --------                                           ----------
(State or Other Jurisdiction of                          (I.R.S. Employer
 Incorporation or Organization)                          Identification No.)

                3696 Haven Avenue, Redwood City, California 94063
             ------------------------------------------------------
                    (Address of Principal Executive Offices)


                        1997 Employee Stock Purchase Plan
                    -----------------------------------------
                            (Full Title of the Plan)

                             Michael P.J. O'Connell
                             Chief Financial Officer
                         Advanced Polymer Systems, Inc.
                                3696 Haven Avenue
                         Redwood City, California 94063
                    -----------------------------------------
                     (Name and Address of Agent For Service)

                                 (415) 366-2626
                    -----------------------------------------
          (Telephone Number, Including Area Code, of Agent For Service)

                                    Copy to:
                             Richard A. Peers, Esq.
                         Heller Ehrman White & McAuliffe
                              525 University Avenue
                        Palo Alto, California 94301-1908
                                 (415) 324-7000
                                 --------------

                         CALCULATION OF REGISTRATION FEE
====================================================================================================================
       Title of Securities            Amount to be     Proposed Maximum      Proposed Maximum         Amount of
        to be Registered               Registered       Offering Price      Aggregate Offering      Registration
                                                         per Share (1)             Price                 Fee

- --------------------------------------------------------------------------------------------------------------------
Common Stock, par value $0.01           400,000          $7.50                 $3,000,000           $909
====================================================================================================================

(1) Estimated solely for the purpose of computing the amount of registration fee pursuant to Rule 457(c) under the Securities Act, as amended, based on the average of the high and low prices of the Registrant's Common Stock reported on the Nasdaq National Market on September 3, 1997.

                                     PART II

               INFORMATION REQUIRED IN THE REGISTRATION STATEMENT


Item 3. Incorporation of Documents by Reference

         The following documents filed or to be filed with the Securities and Exchange Commission (the "Commission") by the Registrant are incorporated by reference in this Registration Statement:

         (a) The Registrant's Annual Report on Form 10-K for the fiscal year ended December 31, 1996;

         (b) The Registrant's Quarterly Reports on Form 10-Q for the fiscal quarters ended June 30, 1997 and March 31, 1997;

         (c) The description of the Registrant's Common Stock contained in the registration statement on Form 8-A filed with the Commission on August 7, 1987 pursuant to Section 12 of the Exchange Act of 1934, as amended (the "Exchange Act"), and the description of the Registrant's Preferred Share Purchase Rights contained in the registration statement on Form 8-A filed with the Commission on September 6, 1996 pursuant to Section 12 of the Exchange Act; and

         (d) All documents subsequently filed by the Registrant pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Exchange Act, prior to the filing of a post-effective amendment which indicates that all securities offered hereby have been sold or which deregisters all securities then remaining unsold.

Item 6. Indemnification of Directors and Officers

         The registrant has the power to indemnify its officers and directors against liability for certain acts pursuant to Section 145 of the General
Corporation Law of the State of Delaware. Section B of Article VI of the Registrant's Certificate of Incorporation provides:

         "(1) Right to Indemnification. Each person who was or is made a party or is threatened to be made a party to or is involved in any action, suit or proceeding, whether civil, criminal, administrative or investigative (hereinafter a "proceeding"), by reason of the fact that he or she, or a person of whom he or she is the legal representative, is or was a director or officer, of the Corporation or is or was serving at the request of the Corporation, as a director, officer, employee or agent of another corporation or of a partnership, joint venture, trust or other enterprise, including service with respect to employee benefit plans, whether the basis of such proceeding is alleged action in an official capacity as a director, officer, employee or agent or in any other capacity while serving as a director, officer, employee or agent, shall be indemnified and held harmless by the Corporation to the fullest extent authorized by the General Corporation Law of the State of Delaware, as the same exists or may hereafter be amended (but, in the case of any such amendment, only to the extent that such amendment permits the Corporation to provide broader indemnification rights than said law permitted the Corporation to provide prior to such amendment), against all expense, liability and loss
     (including attorneys' fees, judgments, fines, ERISA excise taxes or penalties and amounts paid or to be paid in settlement) reasonably incurred or suffered by such person in connection therewith and such indemnification shall continue as to a person who has ceased to be a director, officer, employee or agent and shall inure to the benefit of his or her heirs, executors and administrators; provided, however, that, the Corporation shall indemnify any such person seeking indemnification in connection with a proceeding (or part thereof) initiated by such person only if such proceeding (or part thereof) was authorized by the board of directors of the Corporation. The right to indemnification conferred in this Section B shall be a contract right and shall include the right to be paid by the Corporation the expenses incurred in defending any such proceeding in advance of its final disposition; provided, however, that, if the General Corporation Law of the State of Delaware requires, the payment of such expenses incurred by a director or officer in his or her capacity as a director or officer (and not in any other capacity in which service was or is rendered by such person while a director or officer, including, without limitation, service to an employee benefit plan) in advance of the final disposition of a proceeding, shall be made only upon delivery to the Corporation of an undertaking, by or on behalf of such director or officer, to repay all amounts so advanced if it shall ultimately be determined that such director or officer is not entitled to be indemnified under this Section or otherwise. The Corporation may, by action of its Board of Directors, provide indemnification to employees and agents of the Corporation with the same scope and effect as the foregoing indemnification of directors and officers.

         (2) Non-Exclusivity of Rights. The right to indemnification and the payment of expenses incurred in defending a proceeding in advance of its final disposition conferred in this Section B shall not be exclusive of any other rights which any person may have or hereafter acquire under any statute, provisions of this Certificate of Incorporation, Bylaw, agreement, vote of stockholders or disinterested directors or otherwise.

         (3) Insurance. The Corporation may maintain insurance, at its expense, to protect itself and any director, officer, employee or agent of the Corporation or another corporation, partnership, joint venture, trust or other enterprise against any such expense, liability or loss, whether or not the Corporation would have the power to indemnify such person against such expense, liability or loss under Delaware General Corporation Law."

         Registrant maintains directors' and officers' liability insurance in the amount of $5,000,000 which covers civil liabilities. Such insurance helps the Registrant to attract qualified officers and directors, by providing a means for the Company to pay the costs and expenses involved in the event civil litigation is brought against of one of the Registrant's officers or directors.

Item 8. Exhibits

 5          Opinion of Heller Ehrman White & McAuliffe

23.1        Consent of KPMG Peat Marwick LLP

23.2        Consent of Heller Ehrman White & McAuliffe
            (filed as part of Exhibit 5)

24.1        Power of Attorney (see page II-4)

99.1        1997 Employee Stock Purchase Plan

Item 9. Undertakings

     A. The undersigned Registrant hereby undertakes:

         (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement;

            (i) To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933, as amended (the "Securities Act");

            (ii) To reflect in the prospectus any facts or events arising after the effective date of the Registration Statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the Registration Statement;

            (iii) To include any material information with respect to the plan of distribution not previously disclosed in the Registration Statement or any material change to such information in the Registration Statement;

     provided, however, that paragraphs A(1)(i) and A(1)(ii) do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed by the Registrant pursuant to Section 13 or 15(d) of the Exchange Act that are incorporated by reference in the Registration Statement.

         (2) That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

         (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

     B. The undersigned Registrant hereby undertakes that, for purposes of determining liability under the Securities Act, each filing of the registrant's annual report pursuant to Section 13(a) or 15(d) of the Exchange Act that is incorporated by reference in the Registration Statement shall be deemed a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

     C. Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

                                   SIGNATURES

         Pursuant to the requirements of the Securities Act, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Redwood City, State of California, on this 8th day of September, 1997.


                                                  ADVANCED POLYMER SYSTEMS, INC.


                                                  By:/s/ Michael P.J. O'Connell
                                                     --------------------------
                                                      Michael P.J. O'Connell
                                                      Chief Financial Officer


                      POWER OF ATTORNEY TO SIGN AMENDMENTS

         KNOW ALL MEN BY THESE PRESENTS, that each person whose signature appears below does hereby constitute and appoint John J. Meakem, Jr. and Michael P.J. O'Connell, or either of them, with full power of substitution, such person's true and lawful attorneys-in-fact and agents for such person in such person's name, place and stead, in any and all capacities, to sign any or all amendments (including post-effective amendments) to this Registration Statement on Form S-8 and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises in order to effectuate the same as fully, to all intents and purposes, as he or such person might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents may lawfully do or cause to be done by virtue hereof.

         Pursuant to the requirements of the Securities Act, this Registration Statement on Form S-8 has been signed by the following persons in the capacities and on the dates indicated.


/s/ John J. Meakem, Jr.          Chairman of the Board and     September 8, 1997
- ----------------------------     President (Principal
John J. Meakem, Jr.              Executive Officer)


/s/ Michael P.J. O'Connell       Chief Financial Officer       September 8, 1997
- ----------------------------     (Principal Financial and
Michael P.J. O'Connell           Accounting Officer)


/s/ Carl Ehmann                  Director                      September 8, 1997
- ----------------------------
Carl Ehmann

/s/ Jorge Heller                 Director                     September 8,  1997
- ----------------------------
Jorge Heller

/s/ Peter Riepenhausen           Director                     September 8,  1997
- ----------------------------
Peter Riepenhausen

/s/ Toby Rosenblatt              Director                     September 8,  1997
- ----------------------------
Toby Rosenblatt

/s/ Gregory H. Turnbull          Director                     September 8,  1997
- ----------------------------
Gregory H. Turnbull

/s/ C. Anthony Wainwright        Director                     September 8,  1997
- ----------------------------
C. Anthony Wainwright

/s/ Dennis Winger                Director                     September 8,  1997
- ----------------------------
Dennis Winger

                               INDEX TO EXHIBITS

                                                                  Sequentially
Item No.               Description of Item                       Numbered Page

 5          Opinion of Heller Ehrman White & McAuliffe .........

23.1        Consent of KPMG Peat Marwick LLP ...................

23.2        Consent of Heller Ehrman White & McAuliffe
            (filed as part of Exhibit 5) .......................

24.1        Power of Attorney (see page II-4) ..................

99.1        1997 Employee Stock Purchase Plan ..................

                                       6